UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: January 10, 2006

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Coldwater Creek Inc. has entered into definitive agreements related to the expansion of its distribution and call center facility in Mineral Wells, West Virginia. The company’s existing distribution and call center facility, encompassing approximately 610,000 square feet on a 60 acre site, is leased from Wood County Development Authority (“WCDA”), the owner of the site, under an agreement originally entered into in June 1998 (the “Original Lease”). The planned 352,824 square foot expansion of this facility on the existing site is expected to be completed in approximately 9 months, at a cost of approximately $19,800,000.

In connection with the expansion, on January 10, 2006, the company entered into an Amended and Restated Lease Agreement (the “Amended Lease”) with WCDA, which will be in effect immediately for the existing facility and which will encompass the expansion upon its completion. The Amended Lease will expire 20 years from the date the company takes possession of the expansion, subject to the Company’s right to request, prior to the completion of the expansion, that the term be reduced by up to 30 months. If for any reason the expansion were not to be completed, the Amended Lease with respect to the existing facility would expire on June 20, 2019, which was the scheduled expiration date of the Original Lease. Until completion of the expansion, rent will continue to be approximately $186,000 per month. Upon completion of the expansion, the base rent will increase to encompass the entire expanded campus (including the expanded facility and the site). The increase in rent will be determined upon completion of the expansion based on the final cost of construction and the interest rate on the promissory notes issued by WCDA to finance the expansion. It is currently expected that the increase in base rent will be approximately $165,000 per month. The company is also responsible for insurance, taxes and maintenance costs under the Amended Lease.

Based on the expected cost of the expansion, the anticipated completion date and expected interest rates for the notes issued by WCDA to finance the expansion, maximum future lease payments (undiscounted) under the Amended Lease are estimated to be $86.1 million. If the expansion is not completed, maximum future lease payments (undiscounted), related solely to the existing campus, are estimated to be $30.1 million.

Coldwater Creek has the option to terminate the Amended Lease at any time by making a payment to WCDA equal to the outstanding principal and interest on any promissory notes issued by WCDA to finance the existing or expanded campus (“WCDA Notes”), plus any penalties, fees or costs incurred by WCDA in connection with the termination. The company’s right to terminate the Amended Lease may be exercised in whole, or only as to a portion of the campus, in which case the payments described in the preceding sentence will be prorated. In connection with the early termination or expiration of the Amended Lease, the company has the option to purchase the campus for the greater of fair market value or the outstanding principal and interest on the WCDA Notes. The company’s right to purchase may be exercised in whole, or only as to a portion of the campus, in which case the payments described in the preceding sentence will be prorated.

The Amended Lease is subject to customary default provisions, including, without limitation, payment default, breaches of representations, warranties or covenants, dissolution, liquidation, and other events related to bankruptcy or insolvency. Upon a default by the company, WCDA’s remedies would include the right to terminate the lease and accelerate all future payments.

As security for its obligations under the lease, the company has provided an irrevocable standby letter of credit to WCDA in an amount equal to $4,000,000, which may be drawn upon in the event of a default by the company in its obligations under the Amended Lease. As of January 1 of each year beginning January 1, 2008, the principal balance of the letter of credit will decline by $800,000, until it expires on December 31, 2011. The letter of credit was issued by Wells Fargo Bank, and is secured by a deposit account established with Wells Fargo Bank.

The Original Lease has historically been accounted for as an operating lease for financial accounting purposes. The Amended Lease is also expected to be accounted for as an operating lease, subject to final confirmation of the accounting treatment by the company and its independent auditors upon completion of the expansion.

Also in connection with the expansion, on January 12, 2006, the company entered into a Sublease Agreement with Parkersburg-Wood County Area Development Corporation (“PWCADC”), a non-profit entity, which will undertake the construction of the expansion pursuant to specifications requested by the company. PWCADC is permitted access to the site for the sole purpose of constructing and equipping the expansion in accordance with the plans and specifications, including any change orders, provided by Coldwater Creek.

PWCADC is responsible for entering into any contracts necessary for the expansion and is responsible for all procurement. The sublease will terminate upon completion of the expansion. The sublease provides for rent of $100 per month to be paid to Coldwater Creek as sublessor. PWCADC will also be responsible for utilities, maintenance and insurance during the term of the sublease.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Amended Lease, which is described under Item 1.01 above, is expected to be accounted for as an operating lease, subject to final confirmation of the accounting treatment by the company and its independent auditors upon completion of the expansion. Under operating lease treatment, neither the assets nor the obligations of the company to make lease payments will be recorded in its consolidated balance sheet, making the transaction an off-balance sheet arrangement.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
10.1	Amended and Restated Lease Agreement, dated January 10, 2006, between the company and Wood County Development Authority

10.2	Sublease Agreement, dated January 12, 2006, between the company and Parkersburg-Wood County Area Development Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: January 13, 2006.	/s/ Melvin Dick
Melvin Dick
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Lease Agreement, dated January 10, 2006, between the Company and Wood County Development Authority

10.2	Sublease Agreement, dated January 12, 2006, between the Company and Parkersburg-Wood County Area Development Corporation